UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 5, 2026
USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah	001-35024	87-0500306
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	USNA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
The information reported in Item 2.03 below is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 30, 2026, USANA Health Sciences, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to its Third Amended and Restated Credit Agreement, dated as of June 27, 2025 (as amended, the “Credit Agreement”). The parties to the Amendment are the Company, as borrower; certain of its subsidiaries, as guarantors; the lenders party thereto; and Bank of America, N.A., as administrative agent, swingline lender and L/C issuer. The Credit Agreement provides for a revolving credit facility of $75,000,000 (which may, upon request of the Company, be increased by an amount notice exceeding $200,000,000) that matures on June 27, 2030. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Credit Agreement.
The Amendment makes the following changes to the Credit Agreement:
•Minimum Consolidated EBITDA covenant. Beginning with the fiscal quarter ending October 3, 2026, the Company must maintain Consolidated EBITDA of at least $100,000,000 for each trailing four-fiscal-quarter period. However, if the lenders’ aggregate Revolving Exposure is $50,000,000 or less on the last day of the period, the minimum drops to $70,000,000 for that period.
•General asset sale basket. The annual limit on the aggregate book value of property the Company and its subsidiaries may dispose of under the general basket in Section 7.05(g) of the Credit Agreement increases from $500,000 to $2,500,000.
•Sydney, Australia property. New Section 7.05(h) of the Credit Agreement permits USANA Australia Pty, Ltd to sell real property in Sydney, Australia and apply the net proceeds thereof as it determines appropriate in its reasonable business judgment.
•Sale and leaseback transactions. Sale and leaseback transactions remain prohibited except (i) as otherwise agreed by the Required Lenders and (ii) for a disposition permitted under new Section 7.05(h) of the Credit Agreement, to the extent that disposition is a sale and leaseback. The Amendment also amends and restates the definition of “Sale and Leaseback Transaction.”
In connection with the Amendment, the loan parties reaffirmed their obligations under the Loan Documents and the liens securing such obligations. They also confirmed the truthfulness and correctness, as properly qualified by materiality, of their representations and warranties in Article V of the Credit Agreement and that no default or event of default exists under the Loan Documents. All other terms of the Credit Agreement and the other Loan Documents remain in full force and effect.
The foregoing description is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Exhibit Description
10.1
First Amendment, dated as of September 30, 2026, to the Third Amended and Restated Credit Agreement, dated as of June 27, 2025, among USANA Health Sciences, Inc., the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

	By:	/s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date: October 5, 2026